CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 59 to Registration Statement No. 033-32704 on Form N-4 of our report dated February 28, 2014, relating to the financial statements and financial highlights of Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company, comprised of Cash Management, Diversified Bond, Floating Rate Income, Floating Rate Loan, High Yield Bond, Inflation Managed, Inflation Protected, Managed Bond, Short Duration Bond, Emerging Markets Debt, American Funds® Growth, American Funds Growth-Income, Comstock, Dividend Growth, Equity Index, Focused 30, Growth (formerly named Growth LT), Large-Cap Growth, Large-Cap Value, Long/Short Large-Cap, Main Street® Core, Mid-Cap Equity, Mid-Cap Growth, Mid-Cap Value, Small-Cap Equity, Small-Cap Growth, Small-Cap Index, Small-Cap Value, Value Advantage, Health Sciences, Real Estate, Technology, Emerging Markets, International Large-Cap, International Small-Cap, International Value, Currency Strategies, Global Absolute Return, Precious Metals, American Funds Asset Allocation, Pacific Dynamix - Conservative Growth, Pacific Dynamix - Moderate Growth, Pacific Dynamix - Growth, Portfolio Optimization Conservative, Portfolio Optimization Moderate-Conservative, Portfolio Optimization Moderate, Portfolio Optimization Growth, Portfolio Optimization Aggressive-Growth, Invesco V.I. Balanced-Risk Allocation Series II, American Century VP Mid Cap Value Class II, American Funds IS Global Growth Fund Class 4, American Funds IS International Growth and Income Fund Class 4, American Funds IS New World Fund® Class 4, American Funds IS U.S. Government/AAA-Rated Securities Fund Class 4, BlackRock® Global Allocation V.I. Class III, Fidelity® VIP Contrafund® Service Class 2, Fidelity VIP FundsManager® 60% Service Class 2, First Trust/Dow Jones Dividend & Income Allocation, Franklin Rising Dividends Securities Class 2, Franklin Templeton VIP Founding Funds Allocation Class 4, Mutual Global Discovery Securities Class 2, Templeton Global Bond Securities Class 2, GE Investments Total Return Class 3, Janus Aspen Series Balanced Service Shares, Lord Abbett Bond Debenture Class VC, MFS® Total Return Series - Service Class, MFS Utilities Series - Service Class, PIMCO CommodityRealReturn® Strategy - Advisor Class, PIMCO Global Multi-Asset - Advisor Class, and Van Eck VIP Global Hard Assets Class S Variable Accounts (collectively, the “Variable Accounts”), appearing in the Annual Report on Form N-30D of Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company for the year ended December 31, 2013, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 14, 2014

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 59 to Registration Statement No. 033-32704 on Form N-4 of our report dated March 7, 2014 related to the consolidated financial statements of Pacific Life Insurance Company and Subsidiaries as of December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 14, 2014